Exhibit 10.5.5 Page 1 of 5 RESTRICTED SHARE UNIT AGREEMENT under the SUNCOKE ENERGY, INC. LONG-TERM PERFORMANCE ENHANCEMENT PLAN This Restricted Share Unit Agreement (the “Agreement”), is entered into as of _________________ (the “Agreement Date”), by and between SunCoke Energy, Inc. (“SunCoke”) and _________________________________, an employee of SunCoke or one of its Affiliates (the “Participant”). W I T N E S S E T H: WHEREAS, the SunCoke Energy, Inc. Long-Term Performance Enhancement Plan (the “Plan”) is administered by the Compensation Committee or its duly appointed sub-committee (the Compensation Committee or such sub-committee, the “Committee”), and the Committee has determined to grant to the Participant, pursuant to the terms and conditions of the Plan, an award (the “Award”) of Restricted Share Units (“RSUs”), representing rights to receive a cash payment based on the fair market value of shares of Common Stock subject to the Award, which Award is subject to a risk of forfeiture by the Participant, with the payment for such RSUs being conditioned upon the Participant’s continued employment with SunCoke or one of its Affiliates through the end of the applicable vesting period; and WHEREAS, the Participant has determined to accept such Award. NOW, THEREFORE, in consideration of these premises and the mutual promises of each of the Parties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SunCoke and the Participant, each intending to be legally bound hereby, agree as follows: ARTICLE I AWARD OF RESTRICTED SHARE UNITS 1.1 Identifying Provisions. For purposes of this Agreement, the following terms shall have the following respective meanings: (a) Participant: __________________________ (b) Grant Date: ___________________________ (c) Number of RSUs: ______________________ (d) Vesting Periods: Subject to continued employment through the applicable vesting date, the RSUs shall vest as follows: • 33% on ______________________ • 33% _________________________ • Remainder on __________________ (e) Form of Payment: Cash

Page 2 of 5 Any initially capitalized terms and phrases used in this Agreement but not otherwise defined herein, shall have the respective meanings ascribed to them in the Plan. 1.2 Award of RSUs. Subject to the terms and conditions of the Plan and this Agreement, the Participant is hereby granted the number of RSUs set forth in Section 1.1. 1.3 Dividend Equivalents. The Participant shall be entitled to receive payment from SunCoke in an amount equal to each cash dividend (“Dividend Equivalent”) payable subsequent to the Grant Date, just as though such Participant, on the record date for payment of such dividend, had been the holder of record of shares of Common Stock equal to the actual number of RSUs. SunCoke shall establish a bookkeeping methodology to account for the Dividend Equivalents to be credited to the Participant. The Dividend Equivalents will not bear interest. Vesting and payment of Dividend Equivalents will correspond to the vesting and payment of the RSUs with respect to which the Dividend Equivalents relate. 1.4 Payment of RSUs and Related Dividend Equivalents. (a) Except as set forth in Section 1.5(b) below, payout of this Award is conditioned upon the Participant’s continued employment with SunCoke or one of its Affiliates through the end of the applicable Vesting Period as set forth in 1.1(d) above. (b) Actual payment in respect of the vested RSUs and the vested Dividend Equivalent Account shall be made to the Participant within two (2) months after the end of the applicable Vesting Period. (i) Payment in respect of vested RSUs. Payment for vested RSUs earned shall be made in cash, equal to the closing price of the Common Stock on the trading day coincident with or immediately preceding the last day of the applicable Vesting Period, multiplied by the number of RSUs that vested. (ii) Payment of Related Dividend Equivalents. Payment will be made within two (2) months after the end of the applicable Vesting Period. 1.5 Termination of Employment. (a) Termination of Employment - In General. Upon termination of the Participant’s employment with SunCoke and its Affiliates for any reason other than a Qualifying Termination or due to death, permanent disability or retirement, the Participant shall forfeit 100% of such Participant’s RSUs that have not vested, together with the related Dividend Equivalents, and the Participant shall not be entitled to receive any Common Stock or any payment of any Dividend Equivalents with respect to the forfeited RSUs. (b) Qualifying Termination of Employment or Termination of Employment Due to Death or Permanent Disability. In the event of the Participant’s Qualifying Termination or termination of employment due to death or permanent disability, the Participant’s outstanding RSUs immediately shall vest and be paid within two (2) months following such termination of employment, and the Dividend Equivalents that correspond to the RSUs that vest pursuant to this sentence shall be paid within two (2) months following such termination of employment. For purposes of this Section 1.5(b), a Participant shall have a “permanent disability” if he is found to be disabled under the terms of SunCoke’s long-term disability policy in effect at the time of the Participant’s termination due to such condition or if the Committee in the exercise of its sole discretion makes such determination. (c) Termination Due to Retirement. Upon termination of the Participant’s employment with SunCoke and its Affiliates due to retirement:

Page 3 of 5 (i) If retirement occurs during the calendar quarter in which the Agreement Date occurs, the Participant shall forfeit 100% of the RSUs granted pursuant to this Agreement, together with the related Dividend Equivalents, and the Participant shall not be entitled to receive any Common Stock or payment of any Dividend Equivalents with respect to the forfeited RSUs. (ii) If retirement occurs during the first calendar quarter immediately following the calendar quarter in which the Agreement Date occurs, the Participant shall forfeit 75% of the RSUs granted pursuant to this Agreement, together with the related Dividend Equivalents, and the Participant shall not be entitled to receive any Common Stock or payment of any Dividend Equivalents with respect to such forfeited RSUs. The remaining 25% (unforfeited) RSUs will continue to vest in accordance with the vesting schedule set forth in Section 1 of this Agreement. (iii) If retirement occurs during the second calendar quarter following the calendar quarter in which the Agreement Date occurs, the Participant shall forfeit 50% of the RSUs granted pursuant to this Agreement, together with the related Dividend Equivalents, and the Participant shall not be entitled to receive any Common Stock or payment of any Dividend Equivalents with respect to such forfeited RSUs. The remaining 50% (unforfeited) RSUs will continue to vest in accordance with the vesting schedule set forth in Section 1 of this Agreement. (iv) If retirement occurs during the third calendar quarter following the calendar quarter in which the Agreement Date occurs but before the last day of such third calendar quarter, the Participant shall forfeit 25% of the RSUs granted pursuant to this Agreement, together with the related Dividend Equivalents, and the Participant shall not be entitled to receive any Common Stock or payment of any Dividend Equivalents with respect to such forfeited RSUs. The remaining 75% (unforfeited) RSUs will continue to vest in accordance with the vesting schedule set forth in Section 1 of this Agreement; and (v) If retirement occurs at, or any time following, the end of the calendar year in which the Agreement Date occurs, then Participant’s outstanding RSUs granted pursuant to this Agreement will not be forfeited and will continue to vest in accordance with the vesting schedule set forth in Section 1 of this Agreement. For purposes of this Section 1.5(c), a Participant’s termination of employment shall not be deemed to be a “retirement” unless: (x) such termination is other than for Just Cause; (y) the Participant has attained at least 55 years of age; and (z) the Participant’s age, when added to such Participant’s years of credited service with the Company and its Affiliates, equals at least 65 years. ARTICLE II GENERAL PROVISIONS 2.1 Effect of Plan; Construction. The entire text of the Plan is expressly incorporated herein by this reference and so forms a part of this Agreement. In the event of any inconsistency or discrepancy between the provisions of the RSU Award covered by this Agreement and the terms and conditions of the Plan under which such RSUs are granted, the provisions in the Plan shall govern and prevail. The RSUs, the related Dividend Equivalents and this Agreement are each subject in all respects to, and SunCoke and the Participant each hereby agree to be bound by, all of the terms and conditions of the Plan, as the same may have been amended from time to time in accordance with its terms.

Page 4 of 5 2.2 Tax Withholding. The cash payments made under this Agreement shall be made net of any applicable federal, state, or local withholding taxes. 2.3 Administration. Pursuant to the Plan, the Committee is vested with conclusive authority to interpret and construe the Plan, to adopt rules and regulations for carrying out the Plan, and to make determinations with respect to all matters relating to this Agreement, the Plan and Awards made pursuant thereto. The authority to manage and control the operation and administration of this Agreement shall be likewise vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of this Agreement by the Committee, and any decision made by the Committee with respect to this Agreement, shall be final and binding. 2.4 Amendment. This Agreement may be amended in accordance with the terms of the Plan. 2.5 Captions. The captions at the beginning of each of the numbered Sections and Articles herein are for reference purposes only and will have no legal force or effect. Such captions will not be considered a part of this Agreement for purposes of interpreting, construing or applying this Agreement and will not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms and conditions. 2.6 Governing Law. The validity, construction, interpretation and effect of this instrument shall be governed exclusively by and determined in accordance with the law of the State of Delaware (without giving effect to the conflicts of law principles thereof), except to the extent preempted by federal law, which shall govern. 2.7 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, by facsimile, by overnight courier or by registered or certified mail, postage prepaid and return receipt requested. Notices to SunCoke shall be deemed to have been duly given or made upon actual receipt by SunCoke. Such communications shall be addressed and directed to the parties listed below (except where this Agreement expressly provides that it be directed to another) as follows, or to such other address or recipient for a party as may be hereafter notified by such party hereunder: (a) If to SunCoke: SunCoke Energy, Inc. Compensation Committee of the Board of Directors 1011 Warrenville Road Lisle, IL 60532 Attention: Corporate Secretary (b) If to the Participant: To the address for Participant as it appears on SunCoke’s records. 2.8 Severability. If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof.

Page 5 of 5 2.9 Entire Agreement. This Agreement constitutes the entire understanding and supersedes any and all other agreements, oral or written, between the parties hereto, in respect of the subject matter of this Agreement and embodies the entire understanding of the parties with respect to the subject matter hereof. 2.10 Forfeiture. The shares of Common Stock or cash payments received in connection with the Award granted pursuant to this Agreement constitute incentive compensation. The Participant agrees that any shares of Common Stock or cash payments received with respect to the Award will be subject to any clawback/forfeiture provisions applicable to SunCoke that are required by any law in the future, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and/or any applicable regulations. The Award is conditioned upon the acceptance by the Participant of the terms and conditions of the Award as set forth in the Agreement. * * * The Award is conditioned upon the acceptance by the Participant of the terms and conditions of the Award as set forth in this Agreement. To accept this Agreement, a Participant must access E*Trade Financial Services’ website.